Exhibit 99.1

Novo Integrated Sciences Reports Fiscal Full Year 2022 Financial Results

BELLEVUE, Wash., April 3, 2023 - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints providing services and product innovation, today reported its financial results for the fiscal year ended August 31, 2022.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “The Company’s fiscal year 2022 revenue increase of 26% compared to fiscal year 2021 revenue includes an adjustment, from gross sales to net sales, reducing Novo’s total reflected fiscal year 2022 3rd quarter outsourced product sales by approximately $9.4m. The Company elected to apply the adjustment based on the inconsistent and sporadic nature of outsourced product sales and the significant capital required to support the sales cycle. The Company remains committed to the commercialization of its proprietary product offerings and the expansion and delivery of its essential services and solutions to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to increasing the Company’s cash position, management is primarily focused on raising capital through non-dilutive structures and solutions.”

Financial Info for the Fiscal Year Ended August 31, 2022:

●	As of August 31, 2022, the Company’s cash and cash equivalents were $2.178 million, total assets were $40.872 million, total liabilities were $18.825 million, and stockholders’ equity was $22.305 million.

●	Revenues for the year ended August 31, 2022 were $11,737,937, representing an increase of $2,432,682, or 26%, from $9,305,255 for the same period in 2021. The increase in revenue is principally due to an increase in product sales which resulted in an increase in revenue of $756,428. Acenzia’s and Terragenx’s revenue for the year ended August 31, 2022 was $3,067,772 and $266,635, respectively.

●	Net loss attributed to Novo Integrated Sciences for the year ended August 31, 2022 was $32,849,215, representing an increase of $28,387,068, or 636%, from $4,462,147 for the same period in 2021. The increase in net loss is principally due to (i) an increase in impairment of intangible assets, (ii) an increase in the amortization of debt discount, (iii) an increase in the impairment of goodwill, (iv) an increase in depreciation amortization, (v) an increase in interest expense, and (vi) an increase in overhead expenses associated with the operations of Acenzia, PRO-DIP, and Terragenx.

●	On December 14, 2021, Novo Integrated issued two senior secured convertible notes payable for a total of $16,666,666 (the “$16.66m notes”) with each note having a face amount of $8,333,333.During the year ended August 31, 2022, the Company made cash payments in the aggregate amount of $4,307,555 which includes a monthly Amortization Payment amount of $4,166,667 in principal and $140,888 in interest. Subsequent to the end of fiscal year 2022, the $16.66m notes have been paid in full.

●	On November 17, 2021, Terragenx, a 91% owned subsidiary of the Company, issued two convertible notes payable for a total of $1,875,000 (the “$1.875m notes”) with each note having a face amount of $937,500.

●	On June 1, 2022, the Company paid the balance owed on the first of two $1.875m notes for an aggregate payment of $948,874, including all principal and interest owed.

●	On June 1, 2022, the Company made an interest payment on the second of two $1.875 million convertible notes for a payment of $192,188. On June 1, 2022, the Company and the note holder agreed to extend the maturity date to November 29, 2022 with a principal amount face value of $937,500. Subsequent to the end of fiscal year 2022, the second of two $1.875m notes was paid in full.

Operational Milestones for Fiscal Year 2022:

●	Acquired 91% of Terragenx and the intellectual property portfolio, in an all-share transaction priced at $3.35 per share, for the unique formulation and manufacturing capability to produce a water-soluble iodine micro-nutrient that is FDA and Health Canada approved for over-the-counter and e-commerce distribution.

●	Completed Acquisition of Clinical Consultants International LLC (CCI).

●	PRO-DIP® issued U.S. Patent for oral pouch delivery system technology.

●	Completed acquisition of 2 multi-disciplinary clinics in Ontario Canada.

●	Completed an amended and restated Master Facility License Agreement with LA Fitness in Canada.

●	IoNovo Iodide and IoNovo for Kids Pure Iodine oral sprays granted Natural Product Number (NPN) by Health Canada to compliment NPN issued products IoNovo GO Iodine and IoNovo Pure.

●	Established a 50/50 joint venture company, MiTelemed+, with EK-Tech Solutions Inc. to operate, support, and expand access and functionality of EK-Tech’s enhanced proprietary Telehealth platform (“iTelemed”). MiTelemed+, through the iTelemed platform, allows Novo to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction. Through the interface of sophisticated peripheral based diagnostic tools operated by skilled support workers in the patient’s remote location, the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution is dramatically elevated.

●	NovoConnect is in limited commercialization through certain of the Company’s corporate owned clinics with expanded commercialization intended to launch in 2023.

Corporate Highlights for the Fiscal Year Ended August 31, 2022:

●	Chief Medical Officer, Dr. Joseph M. Chalil, Selected as Top Physician of the Year by IAOTP for outstanding leadership, dedication, and innovation medical contributions.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on NHL, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

As of August 31, 2022 and 2021

	August 31,	August 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$2,178,687	$8,293,162
Accounts receivable, net	1,017,405	1,468,429
Inventory, net	879,033	339,385
Other receivables, current portion	1,085,335	814,157
Prepaid expenses and other current assets	571,335	218,376
Total current assets	5,731,795	11,133,509

Property and equipment, net	5,800,648	6,070,291
Intangible assets, net	18,840,619	32,029,499
Right-of-use assets, net	2,673,934	2,543,396
Other receivables, net of current portion	-	692,738
Goodwill	7,825,844	9,488,848
TOTAL ASSETS	$40,872,840	$61,958,281

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,800,268	$1,449,784
Accrued expenses	1,116,125	1,129,309
Accrued interest (including amounts to related parties)	454,189	366,280
Government loans and notes payable, current portion	-	4,485,649
Convertible notes payable, net of discount of $2,851,048	9,099,654	-
Contingent liability	534,595	-
Due to related parties	478,897	478,920
Finance lease liability, current portion	8,890	23,184
Operating lease liability, current portion	582,088	530,797
Total current liabilities	14,074,706	8,463,923

Debentures, related parties	946,250	982,205
Government loans and notes payable, net of current portion	161,460	5,133,604
Finance lease liability, net of current portion	12,076	16,217
Operating lease liability, net of current portion	2,185,329	2,057,805
Deferred tax liability	1,445,448	1,500,372
TOTAL LIABILITIES	18,825,269	18,154,126

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Novo Integrated Sciences, Inc.
Convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding at August 31, 2022 and August 31, 2021, respectively	-	-
Common stock; $0.001 par value; 499,000,000 shares authorized; 31,180,603 and 26,610,144 shares issued and outstanding at August 31, 2022 and August 31, 2021, respectively	31,181	26,610
Additional paid-in capital	66,056,824	54,579,396
Common stock to be issued (4,149,633 and 3,622,199 shares at August 31, 2022 and August 31, 2021)	9,474,807	9,236,607
Other comprehensive income	560,836	991,077
Accumulated deficit	(53,818,489)	(20,969,274)
Total Novo Integrated Sciences, Inc. stockholders’ equity	22,305,159	43,864,416
Noncontrolling interest	(257,588)	(60,261)
Total stockholders’ equity	22,047,571	43,804,155
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,872,840	$61,958,281

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended August 31, 2022 and 2021

	Years Ended
	August 31,	August 31,
	2022	2021

Revenues	$11,737,937	$9,305,255

Cost of revenues	6,938,699	5,482,257

Gross profit	4,799,238	3,822,998

Operating expenses:
Selling expenses	20,702	7,525
General and administrative expenses	14,364,639	8,089,641
Impairment of assets	14,083,531
Goodwill impairment	1,357,043	99,351
Total operating expenses	29,825,915	8,196,517

Loss from operations	(25,026,677)	(4,373,519)

Non-operating income (expense)
Interest income	169,088	45,687
Interest expense	(1,594,275)	(165,003)
Other income	-	21,900
Amortization of debt discount	(5,973,973)	-
Foreign currency transaction losses	(641,643)	-
Total other income (expense)	(8,040,803)	(97,416)

Loss before income taxes	(33,067,480)	(4,470,935)

Income tax expense	(22,302)	-

Net loss	$(33,045,178)	$(4,470,935)

Net loss attributed to noncontrolling interest	(195,963)	(8,788)

Net loss attributed to Novo Integrated Sciences, Inc.	$(32,849,215)	$(4,462,147)

Comprehensive loss:
Net loss	(33,045,178)	(4,470,935)
Foreign currency translation loss	(431,605)	(210,233)
Comprehensive loss:	$(33,476,783)	$(4,681,168)

Weighted average common shares outstanding - basic and diluted	29,122,621	24,774,454

Net loss per common share - basic and diluted	$(1.13)	$(0.18)

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended August 31, 2022 and 2021

							Total
			Additional	Common	Other		Novo
	Common Stock		Paid-in	Stock To	Comprehensive	Accumulated	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	Be Issued	Income	Deficit	Equity	Interest	Equity

Balance, August 31, 2020	23,466,236	23,466	44,905,454	-	1,199,696	(16,507,127)	29,621,489	(49,859)	29,571,630

Common stock issued for cash, net of offering costs	2,409,955	2,410	7,325,170	-	-	-	7,327,580	-	7,327,580
Common stock for services	295,700	295	874,878	-	-	-	875,173	-	875,173
Common stock issued for acquisition	189,796	190	430,647	-	-	-	430,837	-	430,837
Common stock issued for intellectual property	240,000	240	875,760	-	-	-	876,000	-	876,000
Common stock to be issued for purchase of Acenzia, Inc.	-	-	-	9,236,607	-	-	9,236,607	-	9,236,607
Exercise of stock options	7,500	8	11,992	-	-	-	12,000	-	12,000
Fair value of stock options	-	-	155,496	-	-	-	155,496	-	155,496
Rounding due to stock split	957	1	(1)	-	-	-	-	-	-
Foreign currency translation loss	-	-	-	-	(208,619)	-	(208,619)	(1,614)	(210,233)
Net loss	-	-	-	-	-	(4,462,147)	(4,462,147)	(8,788)	(4,470,935)

Balance, August 31, 2021	26,610,144	$26,610	$54,579,396	$9,236,607	$991,077	$(20,969,274)	$43,864,416	$(60,261)	$43,804,155

Common stock for services	750,000	750	1,329,000	-	-	-	1,329,750	-	1,329,750
Common stock issued as collateral and held in escrow	2,000,000	2,000	(2,000)	-	-	-	-	-	-
Common stock for conversion of convertible notes	636,501	637	1,272,357	-	-	-	1,272,994	-	1,272,994
Common stock issued for acquisitions	800,000	800	1,703,200	-	-	-	1,704,000	-	1,704,000
Common stock to be issued for acquisitions	-	-	-	1,433,475	-	-	1,433,475	-	1,433,475
Value of warrants issued with convertible notes	-	-	5,553,290	-	-	-	5,553,290	-	5,553,290
Issuance of common stock to be issued	383,958	384	1,194,891	(1,195,275)	-	-	-	-	-
Fair value of stock options	-	-	426,690	-	-	-	426,690	-	426,690
Foreign currency translation loss	-	-	-	-	(430,241)	-	(430,241)	(1,364)	(431,605)
Net loss	-	-	-	-	-	(32,849,215)	(32,849,215)	(195,963)	(33,045,178)

Balance, August 31, 2022	31,180,603	$31,181	$66,056,824	$9,474,807	$560,836	$(53,818,489)	$22,305,159	$(257,588)	$22,047,571

The accompanying footnotes are an integral part of these consolidated financial statements.

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended August 31, 2022 and 2021

	Years Ended
	August 31,	August 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,045,178)	$(4,470,935)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,019,253	1,724,122
Fair value of vested stock options	426,690	155,496
Common stock issued for services	1,329,750	875,173
Operating lease expense	852,580	642,991
Amortization of debt discount	5,973,973	-
Foreign currency transaction losses	641,643	-
Gain on forgiveness of debt	-	(21,900)
Impairment of assets	14,083,531	-
Other receivables write-off	299,672	-
Goodwill impairment	1,357,043	99,351
Changes in operating assets and liabilities:
Accounts receivable	457,006	1,103,800
Inventory	(527,397)	(147,814)
Prepaid expenses and other current assets	(369,647)	(43,194)
Accounts payable	283,234	(45,228)
Accrued expenses	38,743	(287,034)
Accrued interest	101,353	9,015
Operating lease liability	(806,394)	(618,645)
Net cash used in operating activities	(5,884,145)	(1,024,802)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(190,168)	(255,949)
Cash paid for acquisition	-	(10,000)
Cash acquired with acquisition	57,489	3,738,171
Amounts loaned for other receivables	-	(473,100)
Collection of other receivable	296,138	-
Net cash provided by investing activities	163,459	2,999,122

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipts from (repayments to) related parties	16,600	(246,327)
Repayments of notes payable	(10,591,115)	(2,767,519)
Repayments of finance leases	(18,435)	(8,872)
Proceeds from issuance of convertible notes	15,270,000	-
Repayment of convertible notes	(5,104,167)	-
Proceeds from the sale of common stock, net of offering costs	-	7,327,580
Proceeds from exercise of stock options	-	12,000
Net cash (used in) provided by financing activities	(427,117)	4,316,862

Effect of exchange rate changes on cash and cash equivalents	(33,328)	(65,738)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,114,475)	6,225,444

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,293,162	2,067,718

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,178,687	$8,293,162

CASH PAID FOR:
Interest	$1,502,819	$144,987
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for intangible assets	$-	$876,000
Common stock issued for convertible debt	$1,272,994	$-
Common stock issued for acquisition	$1,704,000	$430,837
Warrants issued with convertible notes	$5,553,290	$-

The accompanying footnotes are an integral part of these consolidated financial statements.